SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549
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                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): October 16, 2000
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                               TRIDEX CORPORATION
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             (Exact name of registrant as specified in its charter)

                                   Connecticut

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                 (State or other jurisdiction of incorporation)

 1-5513                                                               06-0682273
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(Commission File Number)                    (IRS Employer Identification Number)


                       61 Wilton Road, Westport, CT 06880
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                    (Address of principal executive offices)

                                 (203) 226-1144
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              (Registrant's telephone number, including area code)

                                       N/A
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          (Former name or former address, if changed since last report)


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Item 5.  Other Events.
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     Allu  Realty  Trust   ("Allu"),   a   Massachusetts   business  trust  with
transferable shares, all of which are owned by Tridex, is the former owner of land located at 100 Foley Street, Somerville, Massachusetts (the "Site"). Allu sold the property to 100 Foley Street Incorporated ("Foley"), an unrelated entity. In 1984, Allu and Tridex disclosed to the Massachusetts Department of the Attorney General the existence of chromium, oil and grease at the Site. As a result, the Environmental Protection Division of the Department of the Attorney General and the Massachusetts Department of Environmental Protection conducted an investigation of the Site. In 1993, the Company entered into an agreement with Foley pursuant to which Tridex and Foley agreed to pay 75% and 25%, respectively, of the costs incurred after January 1, 1992 in connection with the investigation and remediation of the Site (the "Site Participation Agreement"). The Site Participation Agreement also provides that, to the extent there are available proceeds from the sale of the Site, Tridex would be reimbursed approximately $200,000 of the $250,000 it expended in connection with the Site prior to January 1, 1992. As of December 31, 1999, the Company had spent approximately $766,000 in connection with the Site. In 1997, Foley sold the Site to an affiliate of Stop & Shop, Inc. ("Stop & Shop"). As part of the sale transaction, Foley was required to place approximately $875,000 in escrow (the "Stop & Shop Escrow") to cover the costs of remediation, which was completed in 1999. In 1997, Foley brought suit in the United States District Court, District of Massachusetts, against the Company claiming that the Company failed to contribute its share of the remediation costs pursuant to the Site Participation Agreement. Foley asserted that Allu and Tridex remain liable for payment of certain costs associated with the remediation of the Site after its sale to Stop & Shop, and claimed that it is entitled to reimbursement from Tridex of a portion of the Stop & Shop Escrow. The Company filed a counterclaim, and sought
reimbursement  of  funds  previously   expended  in  accordance  with  the  Site
Participation Agreement. Mediation between the parties was not successful; in July 2000, after trial of the case, the jury made certain factual findings upholding the parties' obligations under the Site Participation Agreement, including Tridex's obligation to pay 75% of the remediation costs and the obligation of Foley to reimburse Tridex out of the sale proceeds. On November 1, 2000 the Company was informed that on October 16th, 2000 the United States District Court for the District of Massachusetts entered judgment against the
Company  in  the  amount  of  $791,095.47,   of  which  approximately   $156,000
represented legal fees awarded to the opposing party and $107,845.47 represented interest. The Company has filed various post-trial motions seeking to vacate the judgment or to have it modified. If these motions are unsuccessful, the Company intends to appeal the decision of the Court. As of June 30, 2000, the Company had accrued $465,000 with respect to its potential liability under the Site Participation Agreement. The Company is unable to forecast when this litigation will finally be resolved or the amount of its ultimate exposure with respect thereto.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TRIDEX CORPORATION



                                   By:  /s/ William A. Beebe
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                                        William A. Beebe
                                        Chief Financial Officer


Date:  November 7, 2000